SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 29, 2004

                             VISUAL DATA CORPORATION
                            ------------------------
             (Exact name of registrant as specified in its charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

      000-22849                                         65-0420146
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(Commission File Number)                    (IRS Employer Identification Number)

                 1291 SW 29 Avenue, Pompano Beach, Florida 33069
                ------------------------------------------------
                   (Address of executive offices and Zip Code)

                                  (954)917-6655
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

      On June 8, 2004 Visual Data Corporation executed agreements for the sale of 8% senior secured convertible notes and related securities and the sale of Series A-10 Convertible Preferred Stock and common stock purchase warrants to purchase shares of our common stock which will result in aggregate gross proceeds to us of $6.5 million (the "Financing Transactions"). A Report on Form 8-K was filed with the SEC on June 14, 2004 disclosing the terms of these agreements. On October 29, 2004, effective October 15, 2004, we have amended certain terms of the Financing Transactions as set forth below:

8% senior secured convertible notes

      We have executed agreements, as amended, to sell to 20 accredited investors an aggregate of $4.35 million principal amount of 8% senior secured convertible notes, together with common stock purchase warrants to purchase an aggregate of 1,522,500 shares of our common stock and an additional investment right ("AIR") entitling the holders to purchase from us up to an additional $2.175 million of 8% senior secured convertible notes. This represents a reduction in the principal amount of notes being sold to these investors of $250,000. In addition, the following are other amendments to the terms of this transaction:

1.    8% senior secured convertible notes.

      A. Optional Conversion by the Holder. The conversion price of the notes, which was originally $2.00 per share, has been reduced to $1.00 per share, which is subject to adjustment upon the occurrence of certain specified events, including stock dividends and stock splits, pro rata distributions of equity securities, evidences of indebtedness, rights or warrants to purchase common stock or cash or any other asset, mergers or consolidations, or certain issuances of common stock at a price below $1.00 per share.

      B. Automatic Conversion by Visual Data. If at any time while all or any portion of the 8% senior secured convertible notes are outstanding and the trading price of Visual Data's common stock exceeds $1.63 per share, which was reduced from $3.25 per share, for a minimum of 20 days during a 30 day period, then an amount of the notes equal to the total volume for the 30 day period multiplied by the average daily closing price multiplied by 20% will automatically convert into shares of Visual Data's common stock at the conversion price of $1.00 per share, which was reduced from $2.00 per share, subject to adjustment as set forth above.

      C. Principal Repayment of notes. The terms of the 8% senior secured convertible notes provide that beginning at the end of the 21st month following the issuance date the principal outstanding on any remaining 8% senior secured convertible notes will be paid in nine equal quarterly installments on the last day of each quarter. We have the option to pay the quarterly installments in shares of our common stock if the volume weighted average price during the preceding quarter is greater than $1.18 per share, which has been reduced from $2.36 per share. The portion that can be paid in common stock is based upon a formula of 20% of the total trading volume for the quarter multiplied times the average closing price. In any quarter where this formula would result in the issuance of shares of common stock which exceed the amount of the quarterly installment, at the holders option an additional amount of up to 20% may be converted and applied to the final quarterly payment.


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

      D. Interest. The notes pay interest at the annual rate of 8%, payable quarterly in arrears beginning March 31, 2005. This date reflects an extension from the original date of September 30, 2004.

2.    Common Stock Purchase Warrants.

      The exercise price of these warrants has been reduced to $1.65 per share from $2.50 per share, and the number of warrants to be received by the purchasers has been increased from 805,000.

3.    Additional Investment Right.

      We granted the purchasers of the 8% senior secured convertible notes additional investment rights. The additional investment right entitles the holders to purchase up to an additional $2.175 million principal amount of 8% senior secured convertible notes and warrants to purchase up to an additional 761,250 shares of our common stock beginning on the closing date and ending on the one year anniversary date of the registration of the underlying shares of common stock. The principal amount of notes subject to the AIR has been reduced from $2.3 million, and the number of warrants covered by the AIR has been increased from 402,500. The terms and conditions of the securities contained in this additional investment right are identical to the initial notes and warrants. Accordingly, the conversion price of the notes included in the additional investment right have also been reduced from $2.00 per share to $1.00 per share, and the exercise price of the warrants has been reduced from $2.50 per share to $1.65 per share.

4.    Other.

      A. Shareholder Approval. Rule 4460(i)(1)(D) of The Nasdaq Stock Market, Inc. Nasdaq Marketplace Rules requires certain companies whose securities are traded on the Nasdaq SmallCap Market (such as Visual Data) to obtain shareholder approval prior to issuing common stock (or shares convertible into common stock) in a transaction other than a public offering at a price less than the market value of the common stock when the amount of common stock to be issued (or issuable upon conversion) is or will be greater than 20% of the common stock or voting power of the company outstanding prior to issuance. As a result, we are required to obtain shareholder approval for this transaction. The date by which we are required to have obtained this approval has been extended to December 15, 2004 from October 12, 2004.

      B. Deposit Account Control Agreement. We have also agreed to deliver a Deposit Account Control Agreement to further perfect the security interest being granted the purchasers. The Deposit Account Control Agreement will appoint Vertical Ventures, LLC as the agent of the purchasers. This agreement establishes a lock-box arrangement with our bank and grants a continuing lien on our bank accounts which will be transferred to the control of the purchaser's agent upon a default under the Securities Purchase Agreement covering the sale of the 8% senior secured convertible notes. See Item 9.01 below.


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

Series A-10 Convertible Preferred Stock

      We also executed agreements, as amended, to sell to 15 accredited investors an aggregate of 215,000 shares of our Series A-10 Convertible Preferred Stock at a purchase price of $10.00 per share, together with five year common stock purchase warrants to purchase 1,075,000 shares of our common stock will result in gross proceeds to us of $2,150,000. These amended agreements reflect a decrease in the purchase price of the Series A-10 Convertible Preferred Stock from the original $20.00 per share. This amendment reflects an increase in the stated value of the shares being sold of $250,000. In addition, these amended agreements also provide for the following:

1.    Series A-10 Convertible Preferred Stock.

      A. Conversion Price. Subject to the terms of the transaction, the holder of any shares of Series A-10 Preferred Stock has the right at the holder's option to convert any shares of Series A-10 Preferred Stock into shares of our common stock determined by dividing (A) the aggregate original purchase price of the shares of Series A-10 Preferred Stock by (B) the conversion price in effect on the conversion date. The initial conversion price, which is subject to adjustment in the event of stock splits and dividends and issuances of common stock at a price less than the then conversion price, has been reduced from $2.00 per share to $1.00 per share.

      B. Liquidation Preference. The liquidation preference granted to the holders of the Series A-10 Convertible Preferred Stock in the event any liquidation, dissolution or winding-up of our company has been reduced from $20.00 per share to $10.00 per share.

      C. Dividends. The holders of the Series A-10 Convertible Preferred Stock will be entitled to preferred, cumulative dividends at the rate of 8% per annum, payable quarterly in arrears at our option in cash or with additional shares of Series A-10 Convertible Preferred. The initial valuation per share for the purposes of dividends has been reduced to $10.00 per share from $20.00 per share.

2.    Common Stock Purchase Warrants.

      The exercise price of the warrants has been reduced to $1.50 per share from $2.25 per share. The number of warrants has been increased from 475,000.


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

3.    Other.

      A. Shareholder Approval. Rule 4460(i)(1)(D) of The Nasdaq Stock Market, Inc. Nasdaq Marketplace Rules requires certain companies whose securities are traded on the Nasdaq SmallCap Market (such as Visual Data) to obtain shareholder approval prior to issuing common stock (or shares convertible into common stock) in a transaction other than a public offering at a price less than the market value of the common stock when the amount of common stock to be issued (or issuable upon conversion) is or will be greater than 20% of the common stock or voting power of the company outstanding prior to issuance. As a result, we are required to obtain shareholder approval for this transaction by December 15, 2004.

      B. Additional Fee. Within 30 days from the closing we will pay the holders a fee of 8% per annum of the stated value of the Series A-10 Convertible Preferred Stock, payable in shares of Series A-10 Convertible Preferred Stock, from the later of June 8, 2004 or the date the money was deposited into escrow through the closing date.

Item 9.01 Financial Statements and Exhibits.

Exhibits
Exhibit No.   Description
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10.1          Form of Deposit Account Control Agreement

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VISUAL DATA CORPORATION


                                        By: /s/ Randy S. Selman
                                           -------------------------------------
November 4, 2004                           Randy S. Selman, CEO


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